NARRAGANSETT INSURED TAX-FREE INCOME FUND
                    ADMINISTRATION AGREEMENT

     THIS AGREEMENT, made as of the 16th day of December, 1992, by and between NARRAGANSETT INSURED TAX-FREE INCOME FUND (the "Fund"), a Massachusetts business Trust, 380 Madison Avenue, Suite 2300, New York, New York 10017 and AQUILA MANAGEMENT CORPORATION (the "Administrator"), a New York corporation, 380 Madison Avenue, Suite 2300, New York, New York 10017

                       W I T N E S E T H

     WHEREAS, the Fund and the Administrator wish to enter into an Administration Agreement as herein set forth (referred to hereafter as "this Agreement");

     NOW THEREFORE, in consideration of the mutual promises and agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.  In General.

     The Administrator shall perform (at its own expense) the functions set forth more fully herein for the Fund and for the investment adviser for the Fund (the "Adviser").

2. Duties and Obligations of the Adviser and Administrator to the Fund and to Each Other.

     (a) Subject to the succeeding provisions of this section and subject to the direction and control of the Board of Trustees of the Fund, the Administrator shall provide all administrative services to the Fund other than those services relating to the investment portfolio of the Fund and the maintenance of its accounting books and records; as part of such duties, the Administrator shall:

     (i) provide office space, personnel, facilities and equipment for the performance of the following functions and for the maintenance of the headquarters of the Fund;

     (ii) oversee all relationships between the Fund and its transfer agent, custodian, legal counsel, auditors and principal underwriter, including the negotiation of agreements in relation thereto, the supervision and coordination of the performance of such agreements, and the overseeing of all administrative matters which are necessary or desirable for the effective operation of the Fund and for the sale, servicing or redemption of the Fund's shares;

     (iii) provide to the Adviser and the Fund statistical and other factual information and advice regarding economic factors and trends, but shall not generally furnish advice or make recommendations regarding the purchase or sale of securities;

     (iv) Either keep the accounting records of the Fund, including the computation of net asset value per share and the dividends (provided that daily pricing of the Fund's portfolio shall be the responsibility of the Adviser under the Advisory Agreement) or, at its expense and responsibility, delegate such duties in whole or in part to a company satisfactory to the Fund, maintain the Fund's other books and records and prepare (or assist counsel and auditors in the preparation of) all required proxy statements, reports to the Fund's shareholders and Trustees, reports to and other filings with the Securities and Exchange Commission and any other governmental agencies, and tax returns, and oversee the insurance relationships of the Fund;

     (v) prepare, on behalf of the Fund and at the Fund's expense, such applications and reports as may be necessary to register or maintain the registration of the Fund and/or its shares under the securities or "Blue-Sky" laws of all such jurisdictions as may be required from time to time;

     (vi) respond to any inquiries or other communications of shareholders of the Fund and broker-dealers, or if any such inquiry or communication is more properly to be responded to by the Fund's shareholder servicing and transfer agent or distributor, oversee such shareholder servicing and transfer agent's or distributor's response thereto.

     (b) Any activities performed by the Administrator under this section shall at all times conform to, and be in accordance with, any requirements imposed by: (1) the Investment Company Act of 1940 (the "Act") and any rules or regulations in force thereunder; (2) any other applicable laws, rules and regulations;
(3) the Declaration of Trust and By-Laws of the Fund as amended and restated from time to time; (4) any policies and determinations of the Board of Trustees of the Fund; and (5) the fundamental policies of the Fund, as reflected in its registration statement under the Act, or as amended by the shareholders of the Fund.

     (c) The Administrator assumes no responsibility under this agreement other than to render the services called for hereunder, and specifically assumes no responsibilities for investment advice or the investment or reinvestment of the Fund's assets.

     (d) The Administrator shall not be liable for any error in judgment or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except a loss resulting from wilful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

     (e) Nothing in this Agreement shall prevent the Administrator or any officer thereof from acting as investment adviser, sub-adviser, administrator or manager for any other person, firm, or corporation, and shall not in any way limit or restrict the Administrator or any of its officers, stockholders or employees from buying, selling or trading any securities for its own or their own accounts or for the accounts of others for whom it or they may be acting, provided, however, that the Administrator expressly represents that it will undertake no activities which, in its judgment, will adversely affect the performance of its obligations to the Adviser or the Fund under this Agreement. The Fund shall indemnify the Administrator to the full extent permitted by the Fund's Declaration of Trust.

3.  Allocation of Expenses.

     The Administrator shall, at its own expense, provide office space, facilities, equipment, and personnel for the performance of its functions hereunder and shall pay all compensation of Trustees, officers, and employees of the Fund who are affiliated persons of the Administrator.

4.  Compensation of the Administrator.

     (a) The Fund shall pay the Administrator, and the Administrator shall accept as full compensation for all services rendered hereunder, a fee payable monthly and computed on the net asset value of the Fund at the end of each business day at the annual rate of .27 of 1% of such net asset value.

     (b) The above fee shall be reduced, but not below zero, by an amount equal to its pro-rata portion (based upon the aggregate fees of the Adviser and the Administrator) of the amount, if any, by which the total expenses of the Fund in any fiscal year, exclusive of taxes, interest, and brokerage fees, shall exceed the lesser of (i) 2.5% of the first $30 million of average annual net assets of the Fund plus 2% of the next $70 million of such assets and 1.5% of its average annual net assets in excess of $100 million, or (ii) 25% of the Fund's total annual investment income. The payment of the above fee at the end of any month will be reduced or postponed so that at no time will there be any accrued but unpaid liability under this expense limitation, subject to readjustment during the year.

5.  Duration and Termination.

     (a) This Agreement shall become effective as of the date first written above, after approval by a vote of a majority of the Trustees who are not parties to this Agreement or "interested persons" (as defined in the Act) of any such party, with votes cast in person at a meeting called for the purpose of voting on such approval and shall, unless terminated as hereinafter provided, continue in effect until the December 31 next preceding the first anniversary of the effective date of this Agreement, and from year to year thereafter.

     (b) This Agreement may be terminated by the Administrator at any time without penalty upon giving the Adviser and the Fund sixty days' written notice (which notice may be waived by them) and may be terminated by the Fund at any time without penalty upon giving the Administrator sixty days' written notice (which notice may be waived by the Administrator) provided that such termination by the Fund shall be directed or approved by a vote of a majority of its Trustees in office at the time, including a majority of the Trustees who are not interested persons (as defined in the Act) of the Fund. However, the Administrator agrees that it will not exercise its termination rights for at least two years from the effective date of this Agreement except for regulatory reasons.

6.  Disclaimer of Shareholder Liability

     The Administrator understands that the obligations of this Agreement are not binding upon any shareholder of the Fund personally, but bind only the Fund's property; the Administrator represents that it has notice of the provisions of the Fund's Declaration of Trust disclaiming shareholder liability for acts or obligations of the Fund.






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     IN WITNESS WHEREOF, the parties hereto have caused this
instrument to be executed by their duly authorized officers and their seals to be hereunto affixed, all as of the day and year first above written.


ATTEST:                    NARRAGANSETT INSURED TAX-FREE
                           INCOME FUND

/s/Kenneth L. MacRitchie      /s/Robert Sanchez
________________________   By:___________________________________
Assistant Secretary          Vice President



ATTEST:                    AQUILA MANAGEMENT CORPORATION

/s/Rose F. Marotta            /s/Lacy B. Herrmann
_______________________    By:___________________________________
Treasurer                     President and Chairman